Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS OF
COMMSCOPE, INC.

(hereinafter called the “Corporation”)

(As of January 21, 2009)

ARTICLE I
OFFICES

Section 1.  Registered Office.  The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.  Other Offices.  The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meetings.  Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.  At such annual meetings, the stockholders shall elect by a plurality vote the directors standing for election and transact such other business as may properly be brought before the meeting in accordance with these Amended and Restated By-Laws.

Section 3.  Special Meetings.

(a)  Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute may be called by the Board of Directors, the Chairman of the Board of Directors, if one shall have been elected, or the President and shall be called by the Secretary upon the request in writing of stockholders holding of record at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting.

(b)  In order that the Corporation may determine the stockholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”).  The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors.  Any stockholder of record seeking to have stockholders demand a special meeting shall, by sending written notice to the Secretary by hand or by certified or registered mail, return receipt requested, to the principal executive offices of the Corporation, request the Board of Directors to fix a Demand Record Date.  The Board of Directors shall, within ten days after the date on which a valid request to fix a Demand Record Date is received by the Secretary, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date.  If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such valid written request to set a Demand Record Date was received by the Secretary, the Demand Record Date shall be the 10th day after the date on which such valid written request was received by the Secretary or, if such 10th day is not a Business Day (as defined below), the next succeeding Business Day.  To be valid, such written request shall set forth the purpose for which the special meeting is to be held (including the text of any resolutions to be proposed for consideration and, in the event that such business includes a proposal to amend these Amended and Restated By-Laws, the language of the proposed amendment), shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall include all information that would be required to be delivered pursuant to Article II, Section 12 or Article II, Section 13 of these Amended and Restated By-Laws, as applicable, as if the stockholder had been making a nomination or proposing business to be considered at a meeting of stockholders.

(c)  In order to demand a special meeting, a written demand by the stockholders holding of record as of the Demand Record Date at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote on each issue proposed to be considered at the special meeting must be received by the Corporation.  To be valid, each written demand shall: set forth the specific purpose for which the special meeting is to be held (which purpose shall be limited to the purpose set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 3); be signed by one or more persons who as of the Demand Record Date are stockholders of record (or their duly authorized proxies or other representatives); bear the date of signature of each such stockholder (or proxy or other representative); set forth the name and address of each stockholder signing such demand or on whose behalf such demand has been signed and the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, provided that, if any stockholder signing the demand or on whose behalf such demand has been signed owns, beneficially or of record, shares of capital stock of the Corporation representing at least five percent (5%) of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote on each issue proposed to be considered at the special meeting, each such stockholder shall also include all information that would be required to be delivered pursuant to Article II, Section 12 or Article II, Section 13 of these Amended and Restated By-Laws, as applicable, as if the stockholder had been making a nomination or proposing business to be considered at a meeting of stockholders.  To be valid, a stockholder written demand must be sent by hand or by certified or registered mail, return receipt requested, to the attention of the Secretary at the principal executive offices of the Corporation, and must be received by the Secretary not earlier than the close of business on the Demand Record Date and not later than the close of business on the 70th day following the Demand Record Date.

(d)  Except as provided in the following sentence, any special meeting shall be held at such date and at such time as shall be designated by whichever of the Board of Directors, the Chairman of the Board, the President or the Secretary shall have called such meeting.  In the case of any special meeting called by the Secretary upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such date and at such time as shall be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 60 days nor less than ten days after the Demand Special Meeting record date established pursuant to Section 7 of Article V of these Amended and Restated By-Laws; and provided further that, subject to Section 3(e) of this Article II, in the event that the Board of Directors shall fail to designate a date and time for a Demand Special Meeting within ten days after the date that a valid written demand for such meeting by the stockholders holding of record as of the Demand Record Date at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote on each issue proposed to be considered at the special meeting is received by the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the next succeeding Business Day.  In fixing a meeting date for any special meeting, the Board of Directors, the Chairman of the Board, the President or the Secretary may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(e)  The Corporation may, within ten days of the Delivery Date, engage independent inspectors of election to act as agents of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary.  In the event the Corporation engages an independent inspector of election, the Board of Directors shall, within ten days after the date on which the independent inspectors certify to the Corporation that the demand or demands received by the Secretary are valid and represent at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote on each issue proposed to be considered at the special meeting (the “Certification Date”), designate a date and time for a Demand Special Meeting; provided, however, that the date of any Demand Special Meeting shall be not more than 60 days nor less than ten days after the Demand Special Meeting record date established pursuant to Section 7 of Article V of these Amended and Restated By-Laws; and provided further that, in the event that the Board of Directors shall fail to designate a date and time for a Demand Special Meeting within ten days after the Certification Date, then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Certification Date or, if such 100th day is not a Business Day, on the next succeeding Business Day.  Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any stockholder to contest the validity of any demand, whether during or after the period described above, or to take any other action (including, without limitation, the commencement, prosecution or defense of any legal proceeding with respect thereto).

(f)  Only business within the purposes described in the meeting notice given in accordance with Section 4 of Article II of these Amended and Restated By-Laws may be conducted at a special meeting.

(g)  For purposes of these Amended and Restated By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the State of North Carolina are authorized or obligated by law or executive order to close.

Section 4.  Notice of Meetings.  Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than 60 days before the date of the meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy.  Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5.  Organization.  At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in such person’s absence or if one shall not have been elected, the President, shall act as chairman of the meeting.  The Secretary or, in such person’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6.  Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.

Section 7.  Quorum, Adjournments.  The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.  Voting.  Except as otherwise provided by statute or the Certificate of Incorporation and these Amended and Restated By-Laws, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in such stockholder’s name on the record of stockholders of the Corporation on the record date for such meeting determined in accordance with the provisions of Section 7 of Article V of these Amended and Restated By-Laws.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Amended and Restated By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy.

Section 9.  List of Stockholders Entitled to Vote.  At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list will be provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder of the Corporation who is present.  If the meeting is held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 9 or to vote by person or by proxy at any meeting of stockholders.

Section 10.  Inspectors.  The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may appoint one or more inspectors.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.

Section 11.  Consent of Stockholders in Lieu of Meeting.

(a)  Unless otherwise provided by statute or in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may, subject to compliance with the provisions of Section 7 of Article V of these Amended and Restated By-Laws, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)  In the event of the receipt by the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents received by the Corporation represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any legal proceedings with respect thereto, and the seeking of injunctive relief in such legal proceedings).

Section 12.  Advance Notice Provisions for Election of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice must be sent by hand or by certified or registered mail, return receipt requested, to the attention of the Secretary at the principal executive offices of the Corporation, and must be received by the Secretary (a) in the case of an annual meeting, not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the 60th day prior to the date of such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which such public announcement was made or such notice of the date of such meeting is mailed, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder and the name and address of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner and any other direct or indirect opportunity such stockholder or beneficial owner has to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 12 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household and (H) to the extent not disclosed pursuant to clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instruments entered into by or on behalf of such stockholder or beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary (which information in this clause (ii) shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made, (iv) a representation that such stockholder and such beneficial owner, if applicable, is, as of the date of such notice, and will be (or was, as applicable), as of the record date of the meeting, a holder of record (and, in the case of a beneficial owner, a beneficial owner) of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (v) a representation as to whether such stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 12.  This Section 12 shall not affect the rights of stockholders to request inclusion of proposals made pursuant to Rule 14a-8 under the Exchange Act.

Section 13.  Advance Notice Provisions for Business to be Transacted at Annual Meeting.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 13.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice must be sent by hand or by certified or registered mail, return receipt requested, to the attention of the Secretary at the principal executive offices of the Corporation, and must be received by the Secretary not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the 60th day prior to the date of such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which such public announcement was made or such notice of the date of such meeting is mailed, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder, and the name and address of such beneficial owner, if any, on whose behalf the proposal is being made, (iii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity such stockholder or beneficial owner has to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household and (H) to the extent not disclosed pursuant to clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instruments entered into by or on behalf of such stockholder or beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iv) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or beneficial owner in such business, (v) a representation that such stockholder and such beneficial owner, if applicable, is, as of the date of such notice, and will be (or was, as applicable), as of the record date of the meeting, a holder of record (and, in the case of a beneficial owner, a beneficial owner) of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) a representation as to whether such stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such business.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 13.  This Section 13 shall not affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III
DIRECTORS

Section 1.  Place of Meetings.  Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

Section 2.  Annual Meeting.  The annual meeting of the Board of Directors may be held at such time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 5 of this Article III.

Section 3.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding Business Day.

Section 4.  Special Meeting.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

Section 5.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Amended and Restated By-Laws.  Notice of each special meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting.  Except as otherwise required by these Amended and Restated By-Laws, such notice need not state the purposes of such meeting.  Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) four hours before the meeting if by telephone or by being personally delivered or sent by e-mail, telecopy, or similar means or (b) two days before the meeting if delivered by mail to the director’s residence or usual place of business.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by e-mail, telecopy, or similar means.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records.  The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting.

Section 6.  Organization.  At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in the President’s absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat.  The Secretary or, in such person’s absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

Section 7.  Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Amended and Restated By-Laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice need only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and the individual directors shall have no power as such.

Section 8.  Action by Consent.  Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

Section 9.  Telephonic Meeting.  Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

Section 10.  Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence of disqualification of any member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-law of the Corporation.  Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 11.  Fees and Compensation.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12.  Resignations.  Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.  Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or persons’ votes are counted for such purposes if (a) the material facts as to such person’s or persons’ relationship or interest and as to the contract or transaction are disclosed or are known to the directors or committee who then in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to such person’s or persons’ relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 1.  General.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, one or more Vice Presidents (including Senior, Executive or other classifications of Vice Presidents) and a Secretary.  The Board of Directors, in its discretion, may also choose as an officer of the Corporation a Chairman of the Board and a Vice Chairman of the Board and may choose other officers (including a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers) as may be necessary or desirable.  Such officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to proscribe their respective duties and powers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Amended and Restated By-Laws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board and Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.  Term.  All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.  Resignations.  Any officer of the Corporation may resign at any time by giving written notice of such officer’s resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt.  Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4.  Removal.  Any officer may be removed at any time by the Board of Directors with or without cause.

Section 5.  Compensation.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.  Chairman of the Board.  The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the stockholders.  The Chairman of the Board shall advise and counsel with the President, and in the President’s absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors.

ARTICLE V
STOCK CERTIFICATES AND THEIR TRANSFER

Section 1.  Stock Certificates and Uncertificated Shares.  Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether their shares are represented by certificates or are in uncertificated form.

Any certificates issued to any stockholder of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, unless such class of stock or series thereof is determined by the Board of Directors to be uncertificated, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on a certificate pursuant to the General Corporation Law of Delaware or, with respect to Section 151 of the General Corporation Law of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.  Facsimile Signatures.  Any or all of the signatures on a certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost Certificates.  The Board of Directors may issue (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, alleged to have been lost, stolen, or destroyed.  When authorizing such issue of a new certificate, certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated share.

Section 4.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificates shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded on the records of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or any representative thereof may be in fascimile.

Section 5.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.  Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these Amended and Restated By-Laws, as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.  Fixing the Record Date.

(a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given pursuant to Section 4 of Article II of these Amended and Restated By-Laws and (ii) the record date for any other purpose, other than stockholder action by written consent or with respect to a Demand Record Date, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date, which written notice shall include all information (including with respect to any beneficial owner on whose behalf such notice is delivered) that would be required to be delivered pursuant to Article II, Section 12 or Article II, Section 13 of these Amended and Restated By-Laws, as applicable, if the stockholder had been making a nomination or proposing business to be considered at a meeting of stockholders.  The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken, sent by hand or certified or registered mail, return receipt requested, to the attention of the Secretary at the principal executive offices of the Corporation, is received by the Secretary.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 8.  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.  General.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) brought by reason of the fact that such person (the “Indemnitee”) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expenses, liabilities, losses and claims (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) actually incurred or suffered by such Indemnitee in connection with such Proceeding (collectively, “Losses”).

Section 2.  Derivative Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (also an “Indemnitee”) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against Losses actually incurred or suffered by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  Indemnification in Certain Cases.  Notwithstanding any other provision of this Article VI, to the extent that an Indemnitee has been wholly successful on the merits or otherwise in any Proceeding referred to in Sections 1 or 2 of this Article VI on any claim, issue or matter therein, the Indemnitee shall be indemnified against Losses actually incurred or suffered by the Indemnitee in connection therewith.  If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee, against Losses actually incurred or suffered by the Indemnitee in connection with each successfully resolved claim, issue or matter.  In any review or Proceeding to determine such extent of indemnification, the Corporation shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.  For purposes of this Section 3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

Section 4.  Procedure.

(a)  Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of the Indemnitee to receive payments pursuant to Section 5 of this Article VI shall not be subject to this Section 4) in the circumstances because the Indemnitee has met the applicable standard of conduct.  Such determination shall be made promptly, but in no event later than 60 days after receipt by the Corporation of the Indemnitee’s written request for indemnification.  The Secretary of the Corporation shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise the Board of Directors that the Indemnitee has made such request for indemnification.

(b)  The entitlement of the Indemnitee to indemnification shall be determined in the specific case (1) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum (the “Disinterested Directors”), or (2) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel, or (3) by the stockholders.

(c)  In the event the determination of entitlement is to be made by independent legal counsel, such independent legal counsel shall be selected by the Board of Directors and approved by the Indemnitee.  Upon failure of the Board of Directors to so select such independent legal counsel or upon failure of the Indemnitee to so approve, such independent legal counsel shall be selected by the American Arbitration Association in New York, New York or such other person as such Association shall designate to make such selection.

(d)  If the Board of Directors or independent legal counsel shall have determined that the Indemnitee is not entitled to indemnification to the full extent of the Indemnitee’s request, the Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 6 of this Article VI.

(e)  If the person or persons empowered pursuant to Section 4(b) of this Article VI to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 60 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by the Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(f)  The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of the Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(g)  For purposes of any determination of good faith hereunder, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Corporation or an affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an affiliate or on information or records given or reports made to the Corporation or an affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care to the Corporation or an affiliate.  The Corporation shall have the burden of establishing the absence of good faith.  The provisions of this Section 4(g) of this Article VI shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these Amended and Restated By-Laws.

(h)  The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or an affiliate shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under these Amended and Restated By-Laws.

Section 5.  Advances for Expenses and Costs.  All expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months) in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within twenty days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 4 of this Article VI.  The Indemnitee’s entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to these Amended and Restated By-Laws.  The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such advance.  Such statement or statements shall reasonably evidence such expenses incurred (or reasonably expected to be incurred) by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VI.

Section 6.  Remedies in Cases of Determination Not to Indemnify or to Advance Expenses.

(a)  In the event that (i) a determination is made that the Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 5 of this Article VI or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 4 of this Article VI, the Indemnitee shall be entitled to seek a final adjudication either through an arbitration proceeding or in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance.

(b)  In the event a determination has been made in accordance with the procedures set forth in Section 4 of this Article VI, in whole or in part, that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 6 shall be de novo and the Indemnitee shall not be prejudiced by reason of any such prior determination that the Indemnitee is not entitled to indemnification, and the Corporation shall bear the burdens of proof specified in Sections 3 and 4 of this Article VI in such proceeding.

(c)  If a determination is made or deemed to have been made pursuant to the terms of Sections 4 or 6 of this Article VI that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by the Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(d)  To the extent deemed appropriate by the court, interest shall be paid by the Corporation to the Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which the Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to the Indemnitee by the Corporation.

Section 7.  Rights Non-Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 8.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 9.  Definition of Corporation.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10.  Other Definitions.  For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 11.  Survival of Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  No amendment, alteration, rescission or replacement of these Amended and Restated By-Laws or any provision hereof shall be effective as to an Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s position with the Corporation or any other entity which the Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

Section 12.  Indemnification of Employees and Agents of the Corporation.  The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation.

Section 13.  Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VI as to all losses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII
GENERAL PROVISIONS

Section 1.  Dividends.  Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

Section 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 4.  Fiscal Year.  The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

Section 5.  Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.  Execution of Contracts, Deeds, Etc.  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7.  Voting of Stock in Other Corporations.  Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board (if one shall have been elected) or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.  In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE VIII
AMENDMENTS

These Amended and Restated By-Laws may be repealed, altered, amended or rescinded in whole or in part, or new By-Laws may be adopted by either the affirmative vote of the holders of at least a majority of the voting power of all of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or by the Board of Directors.